Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-196508) of Sealed Air Corporation,
(2)	Registration Statement (Form S-8 No. 333-176275) of Sealed Air Corporation,
(3)	Registration Statement (Form S-8 No. 333-176267) of Sealed Air Corporation,
(4)	Registration Statement (Form S-8 No. 333-152909) of Sealed Air Corporation,
(5)	Registration Statement (Form S-8 No. 333-126890) of Sealed Air Corporation,
(6)	Registration Statement (Form S-8 No. 333- 89090) of Sealed Air Corporation, and
(7)	Registration Statement (Form S-3 No. 333-195059) of Sealed Air Corporation;

of our reports dated February 22, 2016, with respect to the consolidated balance sheet of Sealed Air Corporation and subsidiaries as of December 31, 2015, and the related consolidated statement of operations, comprehensive income (loss), stockholders’ equity and cash flows for the year ended  December 31, 2015, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting of Sealed Air Corporation and subsidiaries as of December 31, 2015, included in this Annual Report (Form 10-K) of Sealed Air Corporation and subsidiaries for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Charlotte, North Carolina
February 22, 2016